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EXHIBIT 99

        Wells Fargo & Company's financial results for the quarter ended June 30, 2002

        In accordance with FAS 142, effective January 1, 2002, amortization of goodwill was discontinued. For comparability, all amounts for 2001 in the text on pages 1-3 of this exhibit have been adjusted to exclude goodwill amortization. For 2002, the first quarter transitional goodwill impairment charge of $276 million is excluded. The table on page 7 reconciles reported earnings to adjusted earnings.

        Wells Fargo & Company reported diluted earnings per common share of $.82 for the second quarter of 2002, compared with $.70 in the second quarter of 2001, up 17 percent. Net income was a record $1.42 billion, up 17 percent from $1.22 billion in the second quarter of 2001. For the first six months of 2002, net income was a record $2.80 billion, or $1.62 per share, compared with $2.52 billion, or $1.45 per share, for the first six months of 2001, an increase in earnings per share of 12 percent. All net income and per share data for 2001 described above exclude the impairment and other special charges recorded in second quarter 2001 of $1.16 billion after tax, or $.67 per share, predominantly related to other-than-temporary impairment of publicly traded and private equity securities, primarily in the venture capital portfolio.

        "We're very pleased with our solid financial performance in the second quarter of 2002," said CFO Howard Atkins. "On a comparable basis of accounting for goodwill, diluted earnings per share were $.82, up 17 percent from the second quarter 2001 $.70 per share (excluding second quarter 2001 non-cash impairment and other special charges), and have grown steadily each quarter since second quarter 2001. Our second quarter performance reflected a continuation of double-digit core revenue growth (up 15 percent), prudent expense growth (up 10 percent), and reductions in net credit losses," said Atkins. Second quarter results included a net loss of $13 million in market-sensitive revenue (fixed income and equity investments) compared with a net gain of $86 million, or $.03 per share, in the same period last year (excluding the second quarter 2001 non-cash impairment). On the same basis, year-to-date diluted earnings per share of $1.62 were up 12 percent over the previous year.

        Excluding market-sensitive revenue and acquisitions, revenue increased 15 percent from second quarter 2001 and also 15 percent for the first six months of 2002 compared with the same 2001 period. "Growth in core revenue reflected a continuation of strong sales of consumer loans and core deposit products, solid net interest margin, and broad-based growth in fee income," said Atkins. Market-sensitive revenue for second quarter 2002 included $45 million in gains realized on fixed income securities sold to shorten the duration of the bond portfolio, offset by a loss of $58 million, largely due to write-downs, net of realized gains, in private equity investments.

        Loans averaged $179.2 billion for second quarter 2002 and $175.7 billion for the first six months of 2002, up 11 percent and 9 percent, respectively, over the same periods a year ago. Adjusting for acquisitions, average loans in second quarter 2002 increased 9 percent from a year ago and 14 percent (annualized) from the first quarter of 2002. "Led by continued

strong sales of home equity and home mortgage products, our average consumer loans grew 21 percent from the second quarter of 2001 and 22 percent (annualized) from the first quarter of 2002," said Atkins. "Although we saw an increase in loan applications from smaller middle market commercial customers, commercial loan demand in total was still essentially flat."

        Average core deposits of $179.4 billion for second quarter 2002 grew $11.2 billion, or 7 percent, since second quarter last year. Interest and noninterest checking, market rate and other savings accounts grew in total $17.5 billion, or 13 percent, since last year and $2.5 billion, or 7 percent (annualized), from the first quarter of 2002. Excluding the acquisition of Marquette Banks, growth in these deposit categories was 11 percent from last year and 5 percent (annualized) on a linked quarter basis.

        Net interest income on a taxable equivalent basis was $3.67 billion in second quarter 2002, up 21 percent from second quarter of last year, largely due to solid growth in loans and increases in net interest margin from 5.31 percent a year ago to 5.66 percent in second quarter 2002. Net interest income was essentially flat on a linked quarter basis since the net interest margin and total average earning assets were both essentially the same in second quarter as in first quarter. A $7.1 billion increase in average consumer and commercial loans was offset in the second quarter by a $10.6 billion decline in average mortgage loans held for sale related to the first quarter moderate slowdown in the mortgage pipeline. "With the recent decline in longer term interest rates, mortgage applications once again surged late in the second quarter. The mortgage pipeline at June 30, 2002 was a quarter-end record and mortgage loans held for sale began to build again although at lower spreads due to a flattening in the yield curve," said Atkins.

        Excluding market-sensitive income and acquisitions, noninterest income increased 9 percent in second quarter 2002 from second quarter 2001 and 18 percent (annualized) from first quarter 2002. "Fee income growth was solid across all business lines in the second quarter, including increases in deposit service charges, credit card fees, trust and investment management and mortgage, reflecting the breadth of our product line," said Atkins. Based on claims experience and conservative projections for used car prices, the Company took a second quarter 2002 charge of $53 million for estimated auto residual losses over the remaining lease terms that are not expected to be covered under loss contingency provisions in its various residual insurance policies. The losses are primarily concentrated in one older, liquidating portfolio.

        Noninterest expense was $3.40 billion in second quarter 2002 compared with $3.10 billion in second quarter 2001 and $3.33 billion in first quarter 2002. Adjusted for acquisitions and merger-related expenses of $14 million, noninterest expense was up 10 percent from a year ago and 8 percent (annualized) from first quarter 2002. Second quarter expenses also included one-time costs of $21 million for premises writedowns and sublease terminations on recently vacated buildings.

        The efficiency ratio was 56.6 percent in the second quarter 2002 and 57.4 percent in the second quarter 2001 (excluding second quarter 2001 impairment and other special charges). Excluding market-sensitive revenue, the efficiency ratio was 56.5 percent in second quarter 2002 compared with 58.3 percent in second quarter 2001 and 56.0 percent in first quarter 2002.

        "Our credit results continued to be encouraging. Losses have declined significantly in each of the last two quarters and for second quarter 2002 were below last year's second quarter," said chief credit officer David Munio. "However, due to the uncertain economy and the instability in the corporate environment, the potential for higher credit losses at some point remains."

        Second quarter credit losses of $387 million, .87 percent of average loans (annualized), were down 28 percent from the high of $536 million (1.27 percent) in the fourth quarter of 2001, 21 percent lower than the $487 million (1.15 percent) recorded in the first quarter of 2002 and 9 percent lower than the $427 million (1.06 percent) in the same quarter last year.

        "Second quarter losses declined in our middle market commercial business segments due to early problem recognition last year and more recently somewhat stabilized business conditions," said Munio. "In our consumer portfolios we continue to be encouraged by lower than projected bankruptcies and relatively stable loss rates. Our well diversified portfolio continued to contribute positively to our credit results. The provision for loan losses was $410 million in the second quarter, $23 million in excess of net losses largely because the Company is adopting a loss recognition policy in certain consumer finance businesses under which loss recognition will be based primarily on contractual delinquency rather than a combination of contractual delinquency and recency. The total allowance for loan losses of $3.88 billion was 2.10 percent of total loans at June 30, 2002, compared with 2.15 percent at March 31, 2002 and 2.28 percent at June 30, 2001.

        June 30, 2002 nonperforming assets of $1.86 billion, 1.01 percent of total loans outstanding, increased $51 million, or 3 percent, from March 31, 2002, and would have declined 3 percent excluding a single, large commercial credit transferred to nonperforming loans during the quarter.

        The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

        The foregoing discussion may contain forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions.

        Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

        There are several factors—many beyond the Company's control—that could cause results to differ significantly from the Company's expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001, including information incorporated into the Form 10-K from the Company's 2001 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, Items 2 and 3 of the Form 10-Q and "Financial Review—Risk Management" included in the 2001 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Other factors described in the Form 10-Q and Form 10-K include     •    business and economic conditions    •    fiscal and monetary policies    •    regulation     •    disintermediation    •    competition generally and in light of the Gramm-Leach-Bliley Act     •    potential dividend restrictions    •    market acceptance and regulatory approval of new products and services     •    non-banking activities    •    integration of acquired companies     •    attracting and retaining key personnel    •    stock price volatility. See, for example, "Factors That May Affect Future Results" in the Form 10-Q and "Regulation and Supervision" in the Form 10-K.

        Any factor described in this document, in the Form 10-Q or in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30,			Six months ended June 30,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

For the Period
Before effect of change in accounting principle (1) and excluding goodwill amortization
Net income	$1,420	$56	—%	$2,799	$1,356	106%
Diluted earnings per common share	.82	.03	—	1.62	.78	108
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.83%	.08%	—	1.81%	1.00%	81
Net income applicable to common stock to average common stockholders' equity (ROE)	19.72	.77	—	19.86	10.32	92
Efficiency ratio (2)	56.6	87.3	(35)	56.2	67.8	(17)
After effect of change in accounting principle
Net income (loss)	$1,420	$(87)	—	$2,523	$1,078	134
Diluted earnings (loss) per common share	.82	(.05)	—	1.46	.62	135
Profitability ratios (annualized)
ROA	1.83%	—%	—	1.63%	.79%	106
ROE	19.72	—	—	17.90	8.19	119
Efficiency ratio (2)	56.6	91.6	(38)	56.2	71.1	(21)
Dividends declared per common share	$.28	$.24	17	$.54	$.48	13
Average common shares outstanding	1,710.4	1,714.9	—	1,706.7	1,715.4	(1)
Diluted average common shares outstanding	1,730.8	1,714.9	1	1,725.1	1,736.0	(1)
Total revenue	$6,017	$3,553	69	$11,972	$8,786	36
Average loans	$179,232	$161,269	11	$175,700	$160,583	9
Average assets	311,075	279,325	11	312,697	273,960	14
Average core deposits	179,394	168,183	7	178,526	162,572	10
Net interest margin	5.66%	5.31%	7	5.67%	5.26%	8
At Period End
Securities available for sale	$37,132	$41,290	(10)	$37,132	$41,290	(10)
Loans	185,001	164,754	12	185,001	164,754	12
Allowance for loan losses	3,883	3,760	3	3,883	3,760	3
Goodwill	9,724	9,607	1	9,724	9,607	1
Assets	314,802	289,758	9	314,802	289,758	9
Core deposits	181,807	171,218	6	181,807	171,218	6
Common stockholders' equity	29,473	26,802	10	29,473	26,802	10
Stockholders' equity	29,527	27,061	9	29,527	27,061	9
Capital ratios
Common stockholders' equity to assets	9.36%	9.25%	1	9.36%	9.25%	1
Stockholders' equity to assets	9.38	9.34	—	9.38	9.34	—
Risk-based capital (3)
Tier 1 capital	8.00	6.95	15	8.00	6.95	15
Total capital	11.40	10.48	9	11.40	10.48	9
Leverage (3)	6.90	5.97	16	6.90	5.97	16
Book value per common share	$17.24	$15.64	10	$17.24	$15.64	10
Staff (active, full-time equivalent)	123,500	116,278	6	123,500	116,278	6
Common Stock Price
High	$53.44	$50.16	7	$53.44	$54.81	(2)
Low	48.12	42.65	13	42.90	42.55	1
Period end	50.06	46.43	8	50.06	46.43	8

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.
(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)
The June 30, 2002 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,			Six months ended June 30,
			% Change			% Change
(in millions, except per share amounts)	2002	2001		2002	2001

INTEREST INCOME
Securities available for sale	$656	$611	7%	$1,312	$1,215	8%
Mortgages held for sale	440	373	18	1,031	630	64
Loans held for sale	73	89	(18)	142	182	(22)
Loans	3,379	3,668	(8)	6,671	7,511	(11)
Other interest income	79	75	5	151	158	(4)

Total interest income	4,627	4,816	(4)	9,307	9,696	(4)

INTEREST EXPENSE
Deposits	483	983	(51)	977	2,104	(54)
Short-term borrowings	131	328	(60)	305	722	(58)
Long-term debt	344	479	(28)	674	1,008	(33)
Guaranteed preferred beneficial interests in Company's subordinated debentures	30	18	67	58	35	66

Total interest expense	988	1,808	(45)	2,014	3,869	(48)

NET INTEREST INCOME	3,639	3,008	21	7,293	5,827	25
Provision for loan losses	410	427	(4)	900	788	14

Net interest income after provision for loan losses	3,229	2,581	25	6,393	5,039	27

NONINTEREST INCOME
Service charges on deposit accounts	547	471	16	1,052	900	17
Trust and investment fees	451	417	8	890	832	7
Credit card fees	223	196	14	424	377	12
Other fees	326	311	5	637	618	3
Mortgage banking	412	517	(20)	772	908	(15)
Insurance	269	210	28	532	327	63
Net gains (losses) on debt securities available for sale	45	(19)	—	81	69	17
Loss from equity investments	(58)	(1,556)	(96)	(78)	(1,419)	(95)
Other	163	(2)	—	369	347	6

Total noninterest income	2,378	545	336	4,679	2,959	58

NONINTEREST EXPENSE
Salaries	1,106	1,018	9	2,182	1,995	9
Incentive compensation	362	265	37	719	469	53
Employee benefits	364	236	54	693	514	35
Equipment	228	217	5	464	454	2
Net occupancy	274	239	15	543	476	14
Goodwill	—	152	(100)	—	296	(100)
Core deposit intangibles	39	41	(5)	79	84	(6)
Net losses (gains) on dispositions of premises and equipment	29	—	—	27	(19)	—
Other	1,003	1,087	(8)	2,025	1,982	2

Total noninterest expense	3,405	3,255	5	6,732	6,251	8

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT) AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,202	(129)	—	4,340	1,747	148
Income tax expense (benefit)	782	(42)	—	1,541	669	130

NET INCOME (LOSS) BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,420	(87)	—	2,799	1,078	160
Cumulative effect of change in accounting principle	—	—	—	(276)	—	—

NET INCOME (LOSS)	$1,420	$(87)	—%	$2,523	$1,078	134%

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$1,419	$(91)	—%	$2,521	$1,069	136%

EARNINGS (LOSS) PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings (loss) per common share	$.83	$(.05)	—%	$1.64	$.62	165%

Diluted earnings (loss) per common share	$.82	$(.05)	—%	$1.62	$.62	161%

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$.83	$(.05)	—%	$1.48	$.62	139%

Diluted earnings (loss) per common share	$.82	$(.05)	—%	$1.46	$.62	135%

DIVIDENDS DECLARED PER COMMON SHARE	$.28	$.24	17%	$.54	$.48	13%

Average common shares outstanding	1,710.4	1,714.9	—%	1,706.7	1,715.4	(1)%

Diluted average common shares outstanding	1,730.8	1,714.9	1%	1,725.1	1,736.0	(1)%

Wells Fargo & Company and Subsidiaries
"ADJUSTED" EARNINGS—FAS 142 TRANSITIONAL DISCLOSURE

	June 30, 2001
(in millions, except per share amounts)	Quarter ended	Six months ended

NET INCOME
Reported net (loss) income	$(87)	$1,078
Goodwill amortization, net of tax	143	278

Adjusted net income	$56	$1,356

EARNINGS PER COMMON SHARE
Reported earnings (loss) per common share	$(.05)	$.62
Goodwill amortization, net of tax	.08	.17

Adjusted earnings per common share	$.03	$.79

DILUTED EARNINGS PER COMMON SHARE
Reported diluted earnings (loss) per common share	$(.05)	$.62
Goodwill amortization, net of tax	.08	.16

Adjusted diluted earnings per common share	$.03	$.78

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change June 30, 2002 from
(in millions, except shares)	June 30, 2002	Dec. 31, 2001	June 30, 2001	Dec. 31, 2001	June 30, 2001

ASSETS
Cash and due from banks	$14,701	$16,968	$15,966	(13)%	(8)%
Federal funds sold and securities purchased under resale agreements	3,741	2,530	3,013	48	24
Securities available for sale	37,132	40,308	41,290	(8)	(10)
Mortgages held for sale	24,685	30,405	22,446	(19)	10
Loans held for sale	5,165	4,745	4,615	9	12
Loans	185,001	172,499	164,754	7	12
Allowance for loan losses	3,883	3,761	3,760	3	3

Net loans	181,118	168,738	160,994	7	12

Mortgage servicing rights	5,956	6,241	6,076	(5)	(2)
Premises and equipment, net	3,638	3,549	3,531	3	3
Core deposit intangibles	944	1,013	1,093	(7)	(14)
Goodwill	9,724	9,527	9,607	2	1
Interest receivable and other assets	27,998	23,545	21,127	19	33

Total assets	$314,802	$307,569	$289,758	2%	9%

LIABILITIES
Noninterest-bearing deposits	$61,499	$65,362	$56,774	(6)%	8%
Interest-bearing deposits	131,712	121,904	121,484	8	8

Total deposits	193,211	187,266	178,258	3	8
Short-term borrowings	30,107	37,782	31,678	(20)	(5)
Accrued expenses and other liabilities	17,159	16,777	16,487	2	4
Long-term debt	41,913	36,095	35,339	16	19
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,435	935	18	209
STOCKHOLDERS' EQUITY
Preferred stock	341	218	485	56	(30)
Unearned ESOP shares	(287)	(154)	(226)	86	27

Total preferred stock	54	64	259	(16)	(79)
Common stock—$1 2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,488	9,436	9,427	1	1
Retained earnings	17,530	16,005	14,616	10	20
Cumulative other comprehensive income	919	752	1,054	22	(13)
Treasury stock—26,756,638 shares, 40,886,028 shares and 22,993,569 shares	(1,358)	(1,937)	(1,189)	(30)	14

Total stockholders' equity	29,527	27,214	27,061	8	9

Total liabilities and stockholders' equity	$314,802	$307,569	$289,758	2%	9%

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

	Six months ended June 30,
(in millions)	2002	2001

Balance, beginning of period	$27,214	$26,488
Net income	2,523	1,078
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	4	—
Change in valuation allowance related to:
Investment securities and other retained interests	265	305
Cumulative effect of the change in accounting principle related to derivative instruments and hedging activities	—	71
Derivative instruments and hedging activities	(102)	154
Common stock issued	321	413
Common stock issued for acquisitions	535	23
Common stock repurchased	(426)	(720)
Preferred stock released to ESOP	114	92
Preferred stock dividends	(2)	(9)
Common stock dividends	(923)	(824)
Change in Rabbi trust assets and another similar plan (classified as treasury stock)	4	(10)

Balance, end of period	$29,527	$27,061

LOANS

(in millions)	Jun. 30, 2002	Dec. 31, 2001	Jun. 30, 2002

Commercial	$47,413	$47,547	$49,957
Real estate 1-4 family first mortgage	30,790	25,588	20,366
Other real estate mortgage	25,665	24,808	24,140
Real estate construction	7,853	7,806	8,271
Consumer:
Real estate 1-4 family junior lien mortgage	31,312	25,530	20,683
Credit card	6,781	6,700	6,174
Other revolving credit and monthly payment	24,504	23,502	23,632

Total consumer	62,597	55,732	50,489
Lease financing	8,832	9,420	9,887
Foreign	1,851	1,598	1,644

Total loans (net of unearned discount)	$185,001	$172,499	$164,754

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Six months ended
(in millions)	June 30, 2002	March 31, 2002	June 30, 2001	June 30, 2002	June 30, 2001

Balance, beginning of period	$3,842	$3,761	$3,759	$3,761	$3,719
Allowance related to business combinations/other	18	78	1	95	41
Provision for loan losses	410	490	427	900	788
Loan charge-offs:
Commercial	(183)	(194)	(173)	(375)	(282)
Real estate 1-4 family first mortgage	(9)	(7)	(3)	(16)	(6)
Other real estate mortgage	(2)	(10)	(6)	(12)	(9)
Real estate construction	(3)	(20)	(3)	(23)	(4)
Consumer:
Real estate 1-4 family junior lien mortgage	(18)	(12)	(11)	(30)	(22)
Credit card	(105)	(103)	(117)	(208)	(218)
Other revolving credit and monthly payment	(170)	(213)	(182)	(383)	(369)

Total consumer	(293)	(328)	(310)	(621)	(609)
Lease financing	(20)	(26)	(20)	(46)	(44)
Foreign	(23)	(20)	(17)	(44)	(35)

Total loan charge-offs	(533)	(605)	(532)	(1,137)	(989)

Loan recoveries:
Commercial	53	31	21	84	37
Real estate 1-4 family first mortgage	2	1	1	3	2
Other real estate mortgage	5	4	6	9	8
Real estate construction	7	2	1	8	2
Consumer:
Real estate 1-4 family junior lien mortgage	4	3	4	8	7
Credit card	12	11	10	24	22
Other revolving credit and monthly payment	54	56	50	109	99

Total consumer	70	70	64	141	128
Lease financing	5	7	7	12	14
Foreign	4	3	5	7	10

Total loan recoveries	146	118	105	264	201

Total net loan charge-offs	(387)	(487)	(427)	(873)	(788)

Balance, end of period	$3,883	$3,842	$3,760	$3,883	$3,760

Total net loan charge-offs as a percentage of average total loans (annualized)	.87%	1.15%	1.06%	1.00%	.99%

Allowance as a percentage of total loans	2.10%	2.15%	2.28%	2.10%	2.28%

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS AND OTHER ASSETS

(in millions)	Jun. 30, 2002	Dec. 31, 2001	Jun. 30, 2001

Nonaccrual loans:
Commercial	$934	$827	$823
Real estate 1-4 family first mortgage	211	203	198
Other real estate mortgage	200	210	193
Real estate construction	147	145	80
Consumer:
Real estate 1-4 family junior lien mortgage	38	24	15
Other revolving credit and monthly payment	48	59	37

Total consumer	86	83	52
Lease financing	85	163	140
Foreign	6	9	9

Total nonaccrual loans	1,669	1,640	1,495
As a percentage of total loans	.9%	1.0%	.9%
Foreclosed assets	192	171	134
Real estate investments (1)	2	2	2

Total nonaccrual loans and other assets	$1,863	$1,813	$1,631

(1)
Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $13 million, $24 million and $28 million at June 30, 2002, December 31, 2001 and June 30, 2001, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,			Six months ended June 30,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Service charges on deposit accounts	$547	$471	16%	$1,052	$900	17%
Trust and investment fees:
Asset management and custody fees	185	181	2	364	369	(1)
Mutual fund and annuity sales fees	196	201	(2)	396	415	(5)
All other	70	35	100	130	48	171

Total trust and investment fees	451	417	8	890	832	7
Credit card fees	223	196	14	424	377	12
Other fees:
Cash network fees	45	53	(15)	92	99	(7)
Charges and fees on loans	138	120	15	271	213	27
All other	143	138	4	274	306	(10)

Total other fees	326	311	5	637	618	3
Mortgage banking:
Origination and other closing fees	204	190	7	424	311	36
Servicing fees, net of amortization and impairment	(48)	88	—	(122)	106	—
Net gains (losses) on securities available for sale	—	(4)	(100)	—	132	(100)
Net gains on mortgage loan origination/sales activities	172	158	9	292	198	47
All other	84	85	(1)	178	161	11

Total mortgage banking	412	517	(20)	772	908	(15)
Insurance	269	210	28	532	327	63
Net gains (losses) on debt securities available for sale	45	(19)	—	81	69	17
Loss from equity investments	(58)	(1,556)	(96)	(78)	(1,419)	(95)
Net gains (losses) on sales of loans	2	(14)	—	8	(1)	—
Net gains on dispositions of operations	—	3	(100)	3	104	(97)
All other	161	9	—	358	244	47

Total	$2,378	$545	336%	$4,679	$2,959	58%

NONINTEREST EXPENSE

	Quarter ended June 30,			Six months ended June 30,
			% Change			% Change
(in millions)	2002	2001		2002	2001

Salaries	$1,106	$1,018	9%	$2,182	$1,995	9%
Incentive compensation	362	265	37	719	469	53
Employee benefits	364	236	54	693	514	35
Equipment	228	217	5	464	454	2
Net occupancy	274	239	15	543	476	14
Goodwill	—	152	(100)	—	296	(100)
Core deposit intangibles	39	41	(5)	79	84	(6)
Net losses (gains) on dispositions of premises and equipment	29	—	—	27	(19)	—
Outside professional services	118	129	(9)	246	230	7
Contract services	87	143	(39)	169	258	(34)
Telecommunications	78	90	(13)	170	169	1
Outside data processing	87	77	13	171	154	11
Travel and entertainment	83	69	20	158	142	11
Advertising and promotion	79	66	20	144	124	16
Postage	59	54	9	124	124	—
Stationery and supplies	55	63	(13)	113	122	(7)
Operating losses	30	43	(30)	76	99	(23)
Insurance	61	68	(10)	112	115	(3)
Security	40	49	(18)	79	76	4
All other	226	236	(4)	463	369	25

Total	$3,405	$3,255	5%	$6,732	$6,251	8%

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)

	Quarter ended June 30,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,810	1.59%	$11	$2,963	3.82%	$28
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,798	5.65	25	2,057	6.83	34
Securities of U.S. states and political subdivisions	2,148	8.27	43	2,034	8.12	40
Mortgage-backed securities:
Federal agencies	29,865	7.00	510	25,798	7.19	454
Private collateralized mortgage obligations	2,562	7.29	46	1,570	9.56	37

Total mortgage-backed securities	32,427	7.03	556	27,368	7.32	491
Other debt securities (4)	2,982	7.63	56	3,097	7.75	64

Total debt securities available for sale (4)	39,355	7.08	680	34,556	7.38	629
Mortgages held for sale (3)	26,561	6.60	440	21,480	6.92	373
Loans held for sale (3)	5,321	5.50	73	4,818	7.42	89
Loans:
Commercial	46,628	6.94	807	49,771	8.30	1,030
Real estate 1-4 family first mortgage	28,373	6.25	443	18,048	7.42	335
Other real estate mortgage	25,711	6.26	401	24,070	8.26	496
Real estate construction	7,935	5.80	115	8,208	8.41	172
Consumer:
Real estate 1-4 family junior lien mortgage	29,504	7.52	553	19,849	9.64	478
Credit card	6,616	12.33	204	6,148	13.35	205
Other revolving credit and monthly payment	23,646	10.37	612	23,442	11.54	676

Total consumer	59,766	9.18	1,369	49,439	11.00	1,359
Lease financing	9,071	7.19	163	10,150	7.71	196
Foreign	1,748	19.11	84	1,583	20.97	83

Total loans (5)	179,232	7.56	3,382	161,269	9.12	3,671
Other	6,660	4.04	67	3,756	4.98	47

Total earning assets	$259,939	7.19	4,653	$228,842	8.48	4,837

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,694.92		6	$2,301	2.79	16
Market rate and other savings	92,725.95		221	79,815	2.37	473
Savings certificates	24,862	3.30	205	31,185	5.39	419
Other time deposits	6,213	1.98	30	1,093	5.22	14
Deposits in foreign offices	4,982	1.67	21	5,751	4.27	61

Total interest-bearing deposits	131,476	1.47	483	120,145	3.28	983
Short-term borrowings	31,921	1.65	131	29,970	4.39	328
Long-term debt	41,234	3.34	344	35,066	5.47	479
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	4.20	30	935	7.59	18

Total interest-bearing liabilities	207,516	1.91	988	186,116	3.89	1,808
Portion of noninterest-bearing funding sources	52,423	—	—	42,726	—	—

Total funding sources	$259,939	1.53	988	$228,842	3.17	1,808

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.66%	$3,665		5.31%	$3,029

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,417			$14,474
Goodwill	9,718			9,518
Other	28,001			26,491

Total noninterest-earning assets	$51,136			$50,483

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$59,113			$54,882
Other liabilities	15,536			11,670
Preferred stockholders' equity	50			256
Common stockholders' equity	28,860			26,401
Noninterest-bearing funding sources used to fund earning assets	(52,423)			(42,726)

Net noninterest-bearing funding sources	$51,136			$50,483

TOTAL ASSETS	$311,075			$279,325

(1)
The average prime rate of the Company was 4.75% and 7.34% for the quarters ended June 30, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.92% and 4.19% for the same quarters, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,601	1.72%	$22	$2,666	4.49%	$59
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,920	5.76	53	2,232	6.95	75
Securities of U.S. states and political subdivisions	2,114	8.29	84	2,015	7.89	77
Mortgage-backed securities:
Federal agencies	29,508	7.05	1,014	25,477	7.18	893
Private collateralized mortgage obligations	2,627	7.09	92	1,560	9.20	71

Total mortgage-backed securities	32,135	7.05	1,106	27,037	7.29	964
Other debt securities (4)	3,089	7.66	114	3,180	7.76	129

Total debt securities available for sale (4)	39,258	7.10	1,357	34,464	7.35	1,245
Mortgages held for sale (3)	31,826	6.45	1,031	17,834	7.04	630
Loans held for sale (3)	5,203	5.50	142	4,818	7.60	182
Loans:
Commercial	46,648	6.99	1,617	49,434	8.68	2,128
Real estate 1-4 family first mortgage	26,474	6.41	849	18,181	7.50	681
Other real estate mortgage	25,500	6.33	801	23,987	8.53	1,015
Real estate construction	7,983	5.77	228	8,063	8.99	360
Consumer:
Real estate 1-4 family junior lien mortgage	28,022	7.61	1,058	19,192	9.91	948
Credit card	6,594	12.29	406	6,240	13.76	431
Other revolving credit and monthly payment	23,597	10.43	1,223	23,691	11.74	1,387

Total consumer	58,213	9.28	2,687	49,123	11.28	2,766
Lease financing	9,216	7.23	332	10,211	7.84	400
Foreign	1,666	19.42	162	1,584	21.07	167

Total loans (5)	175,700	7.64	6,676	160,583	9.40	7,517
Other	6,384	4.10	131	3,647	5.46	99

Total earning assets	$260,972	7.23	9,359	$224,012	8.74	9,732

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,548	1.00	13	$2,385	3.24	38
Market rate and other savings	91,415.95		430	75,013	2.60	966
Savings certificates	25,279	3.44	431	32,002	5.60	888
Other time deposits	5,456	2.00	55	1,655	5.43	45
Deposits in foreign offices	5,842	1.66	48	6,724	4.99	167

Total interest-bearing deposits	130,540	1.51	977	117,779	3.60	2,104
Short-term borrowings	36,748	1.67	305	29,082	5.00	722
Long-term debt	39,457	3.43	674	34,323	5.88	1,008
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,673	4.35	58	934	7.69	35

Total interest-bearing liabilities	209,418	1.94	2,014	182,118	4.28	3,869
Portion of noninterest-bearing funding sources	51,554	—	—	41,894	—	—

Total funding sources	$260,972	1.56	2,014	$224,012	3.48	3,869

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.67%	$7,345		5.26%	$5,863

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,985			$14,642
Goodwill	9,725			9,393
Other	28,015			25,913

Total noninterest-earning assets	$51,725			$49,948

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$59,284			$53,172
Other liabilities	15,542			12,094
Preferred stockholders' equity	56			261
Common stockholders' equity	28,397			26,315
Noninterest-bearing funding sources used to fund earning assets	(51,554)			(41,894)

Net noninterest-bearing funding sources	$51,725			$49,948

TOTAL ASSETS	$312,697			$273,960

(1)
The average prime rate of the Company was 4.75% and 7.98% for the six months ended June 30, 2002 and 2001, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.91% and 4.76% for the same periods, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)(2)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wells Fargo Financial
Quarter ended June 30,	2002	2001	2002	2001	2002	2001
Net interest income	$2,615	$2,083	$571	$538	$452	$408
Provision for loan losses	192	246	73	71	145	110
Noninterest income	1,591	(4)	702	477	87	88
Noninterest expense	2,469	2,227	662	617	272	255

Income (loss) before income tax expense (benefit)	1,545	(394)	538	327	122	131
Income tax expense (benefit)	544	(177)	192	116	47	48

Net income (loss)	$1,001	(217)	$346	211	$75	83

Less: Impairment and other special charges (after tax) (3)		(1,089)		(62)		—

Net income excluding impairment and other special charges		$872		$273		$83

Average loans	$115	$98	$49	$50	$15	$13
Average assets	218	193	71	66	17	15
Average core deposits	161	152	18	16	—	—
Six months ended June 30,
Net interest income	$5,295	$3,990	$1,129	$1,077	$893	$800
Provision for loan losses	468	462	158	110	274	216
Noninterest income	3,132	1,780	1,353	983	178	173
Noninterest expense	4,872	4,300	1,316	1,148	542	497

Income before income tax expense and effect of change in accounting principle	3,087	1,008	1,008	802	255	260
Income tax expense	1,106	320	359	289	96	96

Net income before effect of change in accounting principle	1,981	688	649	513	159	164
Cumulative effect of change in accounting principle	—	—	(98)	—	(178)	—

Less:
Impairment and other special charges (after tax) (3)		(1,089)		(62)		—

Net income (loss) excluding impairment and other special charges	$1,981	$1,777	$551	$575	$(19)	$164

Average loans	$112	$98	$49	$50	$15	$13
Average assets	220	189	70	65	17	15
Average core deposits	161	147	18	16	—	—

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.
(2)
Results have been restated for 2001 to reflect changes in funds transfer pricing methodology to be consistent with 2002 and to eliminate goodwill amortization.
(3)
Impairment and other special charges in the second quarter of 2001, which are included in noninterest income, mainly related to impairment of publicly traded and private equity securities, primarily in the venture capital portfolio.

QuickLinks

  EXHIBIT 99
  Wells Fargo & Company and Subsidiaries SUMMARY FINANCIAL DATA
  Wells Fargo & Company and Subsidiaries CONSOLIDATED STATEMENT OF INCOME
  Wells Fargo & Company and Subsidiaries "ADJUSTED" EARNINGS—FAS 142 TRANSITIONAL DISCLOSURE
  Wells Fargo & Company and Subsidiaries CONSOLIDATED BALANCE SHEET
  Wells Fargo & Company and Subsidiaries CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
  Wells Fargo & Company and Subsidiaries CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
  Wells Fargo & Company and Subsidiaries NONACCRUAL LOANS AND OTHER ASSETS
  Wells Fargo & Company and Subsidiaries NONINTEREST INCOME
  Wells Fargo & Company and Subsidiaries AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS)(1)(2)
  Wells Fargo & Company and Subsidiaries AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)
  Wells Fargo & Company and Subsidiaries OPERATING SEGMENT RESULTS (1)(2)